EXHIBIT 23.3
                                                                    ------------


                  CONSENT OF INDEPENDENT CERTIFIED ACCOUNTANTS


We have issued our report dated February 23, 1998 (except for Note 2, as to which the date is February 27, 1998 and Note 3, as to which the date is April 6,
1998) accompanying the consolidated financial statements of Level 8 Systems, Inc and subsidiaries included in the Registration Statement on Form S-8, and which is incorporated by reference in the Registration Statements on Form S-8 (File
No's: 333-64637, 333-86303 and 333-33122). We consent to the incorporation by reference in the Registration Statements of the aforementioned report.



/s/ GRANT  THORNTON,  LLP


New  York,  New  York
August  24,  2000